                                                                            Exhibit 99 (a)
                                                                            --------------
                                                                               (1 of 1)

                                                                            Schedule V
                        MCI COMMUNICATIONS CORPORATION AND SUBSIDIARES
                                     COMMUNICATIONS SYSTEM
                                         (IN MILLIONS)
- ----------------------------------------------------------------------------------------------
         Column A                     Column B     Column C   Column D    Column E   Column F
- ----------------------------------------------------------------------------------------------
                                       Balance at                         Other      Balance
                                       beginning   Additions  Retirements Additions  at end
                                       of period   at cost     or sales  (deductions)of period
- ----------------------------------------------------------------------------------------------

For the year ended December 31, 1993:
Communications system in service. . . . .$ 7,723     $   38     $  607   $1,409     $ 8,563
Communications system under construction
   and equipment for future use . . . . .    669      2,152         11   (1,927)        883
Tools and test equipment. . . . . . . . .    188          0         26       27         189
Furniture, fixtures and office equipment.  1,279          0        134      370       1,515
Office leasehold improvements . . . . . .    164          0         15        0         149
Administrative land and buildings . . . .    293          0          0       26         319
                                         -------     ------     ------   ------     -------
      Total . . . . . . . . . . . . . . .$10,316     $2,190     $  793   $  (95)    $11,618
                                         =======     ======     ======   ======     =======


For the year ended December 31, 1992:
Communications system in service. . . . .$7,273      $    4     $  610   $1,056     $ 7,723
Communications system under construction
   and equipment for future use . . . . .   692       1,363          4   (1,382)        669
Tools and test equipment. . . . . . . . .   186           1         14       15         188
Furniture, fixtures and office equipment. 1,120           3        128      284       1,279
Office leasehold improvements . . . . . .   153                      5       16         164
Administrative land and buildings . . . .   260                              33         293
                                         ------      ------     ------   ------     -------
      Total . . . . . . . . . . . . . . .$9,684      $1,371     $  761   $   22     $10,316
                                         ======      ======     ======   ======     =======



For the year ended December 31, 1991:
Communications system in service. . . . .$6,783      $    9     $  358  $   839      $7,273
Communications system under construction
   and equipment for future use . . . . .   576       1,362          3   (1,243)        692
Tools and test equipment. . . . . . . . .   166                      4       24         186
Furniture, fixtures and office equipment.   863          (2)        98      357       1,120
Office leasehold improvements . . . . . .   117          12          4       28         153
Administrative land and buildings . . . .   203                              57         260
                                         ------      ------     ------   ------      ------
      Total . . . . . . . . . . . . . . .$8,708      $1,381     $  467   $   62      $9,684
                                         ======      ======     ======   ======      ======







                Page 1 of 1.